Exhibit 107

Calculation of Filing Fee Tables

S-8

Immunome, Inc.

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	2024 Inducement Plan, Common Stock, $0.0001 par value per share	Other	1,500,000	$25.37	$38,055,000.00	0.0001381	$5,255.40
Total Offering Amounts:						$38,055,000.00		$5,255.40
Total Fee Offsets:								$0.00
Net Fee Due:								$5,255.40
Offering Note

1.
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover additional shares of the Registrant’s Common Stock that become issuable under the Registrant’s 2024 Inducement Plan, as amended (the “Inducement Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction. The amount registered represents additional shares of Common Stock that were added to the shares authorized for issuance under the Inducement Plan pursuant to an amendment to the Inducement Plan approved by the Compensation Committee of the Board on May 12, 2026. The proposed maximum offering price per unit and maximum aggregate offering price are estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act using the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Capital Market on August 5, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable

		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A